EXHIBIT 23.2


                     [LETTERHEAD OF ALLAN G. HUTCHISON, CPA]



            CONSENT OF ALLAN G. HUTCHISON, CPA, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Quotemedia.com, Inc. of our report dated March 22, 2002 with respect to the consolidated financial statements of Quotemedia.com, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                       /s/ Allan G. Hutchison, CPA

Phoenix, Arizona
September 19, 2002